Exhibit 99.4

JOINT FILING AGREEMENT
PURSUANT TO RULE 13d-1(k)(1)

The undersigned acknowledge and agree that the Amendment No. 2 to which this agreement relates is filed on behalf of each of the undersigned and that all subsequent amendments to the Amendment No. 2 to which this agreement relates shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.  The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate.  This agreement may be executed in any number of counterparts and all of such counterparts taken together shall constitute one and the same instrument.

Dated:  June 17, 2014

[Signatures on following page]

MONARCH ALTERNATIVE CAPITAL LP

By:	/s/ Michael Weinstock

Name: Michael Weinstock

Title: Chief Executive Officer

MONARCH DEBT RECOVERY MASTER FUND LTD

By: Monarch Alternative Capital LP, its investment manager

By:	/s/ Michael Weinstock

Name: Michael Weinstock

Title: Chief Executive Officer

MONARCH OPPORTUNITIES MASTER FUND LTD

By: Monarch Alternative Capital LP, its investment manager

By:	/s/ Michael Weinstock

Name: Michael Weinstock

Title: Chief Executive Officer

MDRA GP LP

By: Monarch GP LLC, its general partner

By:	/s/ Michael Weinstock

Name: Michael Weinstock

Title: Member

MONARCH GP LLC

By:	/s/ Michael Weinstock

Name: Michael Weinstock

Title: Member

[SIGNATURE PAGE TO JOINT FILING AGREEMENT WITH RESPECT TO STAR BULK CARRIERS CORP.]